WPCS- Collateral Account Balance
Week of 12/13/13

		Amount
Beginning bank balance 12/9/13		1,178,034

COLLECTIONS
Collections 12/9/13-Accounts Receivable	167,992		(1)
Collections 12/10/13-Accounts Receivable	117,662		(1)
Collections 12/11/13-Accounts Receivable			(1)
Collections 12/12/13-Accounts Receivable			(1)
Collections 12/13/13-Accounts Receivable			(1)
			(1)

Weekly collections to date		285,653

TRANSFERS OUT
Vendor payments prior week	(263,000)
Projected Payroll, Delinquent taxes, union benefits	(507,000)
Projected Vendor payments
Letter of Credit

Weekly transfers to Operating Account		(770,000)

Ending Cash Balance		693,688

Expected receipts balance of week
Projected all subsidiaries	48,154
Seattle ACH 12/11/13	488		(1)
Suisun City ACH 12/11/13	65,772		(1)
			(1)
			(1)

		114,414

Projected Balance end of week		808,101